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                                                                    EXHIBIT - 24

                             CLANCY & CO., P.L.L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                     1300 EAST MISSOURI AVENUE, SUITE B-200
                             PHOENIX, ARIZONA 85014
                                 (602) 266-2646



                                 March 31, 2001


Board of Directors
Thor Ventures Corp.
1177 Hastings Street, Suite 1818
Vancouver, British Columbia
Canada V6E 2K3


            RE:  CONSENT TO USE OPINIONS AS EXHIBITS IN 2000 FORM 10-KSB

Gentlemen:

            Let this letter serve as our consent to use our opinion, dated February 23, 2001 as an exhibit in the Company's 2000 Form 10-KSB.

                                   Sincerely,


                                   /s/ Clancy & Co., P.L.L.C.

                                   CLANCY & CO., P.L.L.C.

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